Exhibit 99.1

Two Trees Beverage Company

Audited Consolidated Financial Statements

December 31, 2022 and 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Two Trees Beverage Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Two Trees Beverage Company, (the Company) as of December 31, 2022 and 2021, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB ..

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Going Concern

As discussed in Note 1, the Company has a going concern due to a negative working capital and losses from operations.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information that was the initial cause along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022

Houston, TX

December 12, 2023

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Two Trees Beverage Company

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$188,302	$1,015,258
Accounts Receivable, Net	145,099	330,700
Inventory	376,738	382,985
Prepaid Expenses	35,715	36,495
Total Current Assets	745,854	1,765,438

Property & Equipment, Net	210,793	285,752
Right-of-use Asset	19,917	136,580
Total Assets	$976,564	$2,187,770

Liabilities
Current Liabilities
Accounts Payable	$154,172	$287,896
Promissory Note Payable	31,584	31,584
Convertible Notes Payable, current	-	953,484
Accrued Expenses	32,006	49,381
Right-of-use Liability, current	42,398	42,398
Total Current Liabilities	260,160	1,364,743
Right-of-use Liability, net of current portion	-	126,951

Total Liabilities	260,160	1,491,694

Mezzanine
Preferred stock, par value $0.0001; 2,045,940 shares authorized of which 2,045,940 shares are issued and outstanding at December 31, 2022 and 1,239,127 shares are issued and outstanding at December 31, 2021.	3,325,099	1,953,516
Stockholders’ Equity (Deficit)
Common stock, par value $0.001; 9,999,605 shares authorized of which 9,999,605 shares are issued and outstanding at December 31, 2022 and 2021.	1,000	1,000
Additional Paid in Capital	3,520,073	2,428,000
Accumulated Deficit	(6,129,768)	(3,686,440)
Total Stockholders’ Equity (Deficit)	(2,608,695)	(1,257,440)
Total Liabilities, Mezzanine and Stockholders’ Equity (Deficit)	$975,545	$2,187,770

The accompanying notes are an integral part of these financial statements.

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Two Trees Beverage Company

Consolidated Statements of Operations

For the years ended December 31, 2022 and 2021

	2022	2021

Revenue	$2,602,058	$2,827,572

Cost of Sales	1,489,036	1,344,964

Gross Profit	1,113,022	1,482,608

Operating Expenses
General & Administrative Expenses	2,288,551	1,283,124
Salaries and Wages	1,148,364	1,011,315
Depreciation and Amortization Expense	108,439	75,912
Total Operating Expenses	3,545,354	2,370,351

Net Loss from Operations	(2,432,332)	(887,743)

Other Expenses (Income)
Other Income	-	(1,373)
Gain on debt forgiveness & settlement	-	(140,916)
Interest Expense - Net	10,996	48,105
Total Other Expenses (Income)	10,996	(94,184)

Net Income (Loss)	$(2,443,328)	$(793,559)

Net Income (Loss) per share
Basic	$(0.24)	$(0.07)
Diluted	$(0.24)	$(0.07)

Weighted average number of shares outstanding
Basic	11,694,204	10,784,456
Diluted	11,694,204	10,784,456

The accompanying notes are an integral part of these financial statements.

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Two Trees Beverage Company

Consolidated Statements of Stockholders’ Equity (Deficit)

	Preferred Shares		Common Shares		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance, January 1, 2020	-	$-	9,999,605	$1,000	$2,428,000	$(2,892,881)	$(463,881)

Preferred shares sold for cash	1,239,127	1,953,516	-	-	-	-	-

Net loss	-	-	-	-	-	(793,559)	(793,559)

Balance, December 31, 2021	1,239,127	1,953,516	9,999,605	1,000	2,428,000	(3,686,440)	(1,257,440)

Preferred shares sold for cash	233,174	396,396	-	-	-	-	-

Convertible notes payable
converted to preferred shares	573,639	975,187	-	-	-	-	-
Vesting of options
granted to employees	-	-	-	-	699,393	-	699,393
Vesting of options
granted to non-employees	-	-	-	-	392,680	-	392,680
Net loss	-	-	-	-	-	(2,443,328)	(2,443,328)

Balance, December 31, 2022	2,045,940	$3,325,099	9,999,605	$1,000	$3,520,073	$(6,129,768)	$(2,608,695)

The accompanying notes are an integral part of these financial statements.

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Two Trees Beverage Company

Consolidated Statement of Cash Flows

For the years ended December 31, 2022 and 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(2,443,328)	$(793,559)
Adjustments to reconcile net loss to net cash used for operating activities:
Gain on forgiveness and settlement of debt	-	(140,916)
Loss on disposal of fixed assets	19,750	-
Depreciation	108,439	75,912
Stock based compensation	1,092,073	-
Changes in operating assets and liabilities:
Accounts receivable	185,601	51,211
Inventory	6,247	(85,145)
Prepaid expenses	780	(30,618)
Right-of-use assets	116,663	106,176
Accounts payable	(133,724)	17,877
Accrued expenses	4,328	49,381
Right-of-use liability	(126,951)	(115,356)

CASH USED IN OPERATING ACTIVITIES	(1,170,122)	(865,037)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for purchase of fixed assets	(53,230)	(182,812)

CASH USED IN INVESTING ACTIVITIES	(53,230)	(182,812)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of preferred stock	396,396	1,953,516
Borrowings on convertible debt	-	953,484
Principal payments on loans payable	-	(936,912)

CASH PROVIDED BY FINANCING ACTIVITIES	396,396	1,970,088

NET INCREASE (DECREASE) IN CASH	(826,956)	922,239

CASH AT BEGINNING OF PERIOD	1,015,258	93,019

CASH AT END OF PERIOD	$188,302	$1,015,258

NON-CASH TRANSACTIONS
Conversion of notes payable and interest to preferred stock	$975,187	$-

The accompanying notes are an integral part of these financial statements.

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Two Trees Beverage Company

Notes to the Consolidated Financial Statements

December 31, 2022 and 2021

Note 1:	Summary of Significant Accounting Policies

Company Operations

Two Trees Beverage Company, a Delaware corporation (the “Company”), reverently provides an improved, innovative maturation process to produce award-winning spirits, beer, wine and RTDs. Through its proprietary, rapid-aging process, Two Trees Beverage Co. develops premium craft beverages at scale with consistency in a sustainable and socially responsible manner using an endless combination of wood types and flavoring. Two Trees Beverage Co. offers rapid-aging on a contract basis to address consumer demand for premium products and improve speed-to-market for retailers and manufacturers while reducing the industry’s dependency on wood supply. Two Trees Beverage Co. provides third-party manufacturing for private label, new and established beverage brands that are looking for ways to diversify portfolios, and improve taste experiences.

Basis of Presentation

The accompanying audited consolidated financial statements for the Company and its wholly owned subsidiaries, Two Trees Distilling Company LLC and Prost Beverage Company, LLC were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information. All intercompany accounts, transactions and balances have been eliminated in consolidation.

In management’s opinion, the audited consolidated financial statements include all material adjustments, all of which are of a normal and recurring nature, necessary to present fairly the Company’s financial position as of December 31, 2021, and 2022.

Going Concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained a net loss for the years ended December 31, 2022, and 2021 and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the year ended December 31, 2022, the Company had a net loss of $2,443,328. At December 31, 2022, the Company had an accumulated deficit of $6,129,768. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

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Basis of Accounting and Use of Estimates

The accompanying consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United State of America (US GAAP).

The preparation of the consolidated financial statements in conformity with US GAAP requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent asset and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Cash and Cash Equivalents

All highly liquid temporary cash investments with original maturities of three months or less are considered to be cash equivalents.

The Company maintains its cash balances in financial institutions. The balances in the financial institutions are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company’s cash balances may be in excess of the insured limit.

Inventory

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held in warehouses located in several states that maintain control over the alcohol beverage distribution process until it is sold in to the retail distribution channel within those states. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Prepaid Expenses and Other Assets

Prepaid expenses primarily consist of prepaid purchases, insurance, income tax refund receivable, and various other expenses. These amounts are recognized as an expense in the period the related service or benefit is received.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is calculated on a straight-line basis over the estimated useful lives of the assets. Furniture and fixture assets are depreciated over seven years. Expenditures for renewals and betterments that extend the useful lives of or improve existing property or equipment are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

Leases

Management determines if an arrangement is a lease at the inception of the agreement. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liability on the accompanying consolidated balance sheet. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the rate implicit in the lease agreement, when available, or a discount rate based on the information available at the commencement date in determining the present value of lease payments. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

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Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. During the years ended December 31, 2022, and 2021, no impairment expense was recognized.

Accounts Receivable and the Allowances for Doubtful Accounts

Accounts receivable are recorded in the period when the right to receive payment or other consideration becomes unconditional. Accounts receivable are recorded at the invoiced amount and do not earn interest. The Company maintains an allowance for doubtful accounts based upon the best estimate of probable credit losses in existing accounts receivable. The Company determines the allowance based upon individual accounts when information indicates the customers may have an inability to meet their financial obligations, as well as historical collection and write-off experience. The company had an accounts receivable balance of $145,099 net of zero allowance for doubtful accounts as of December 31, 2022. The company had an accounts receivable balance of $330,700 net of $3,058 allowance for doubtful accounts as of December 31, 2021.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.2 million and $0.3 million for the years ended December 31, 2022, and 2021, respectively.

Fair Value Measurement

GAAP defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. GAAP permits an entity to choose to measure many financial instruments and certain other items at fair value and contains financial statement presentation and disclosure requirements for assets and liabilities for which the fair value option is elected. As of December 31, 2022, and 2021, management has not elected to report any of the Company’s assets or liabilities at fair value under the “fair value option” provided by GAAP. The hierarchy of fair value valuation techniques under GAAP provides for three levels: Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, generally would require significant management judgment. The three levels for categorizing assets and liabilities under GAAP’s fair value measurement requirements are as follows:

Level 1:	Fair value of the asset or liability is determined using cash or unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2:	Fair value of the asset or liability is determined using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

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Level 3:	Fair value of the asset or liability is determined using unobservable inputs that are significant to the fair value measurement and reflect management’s own assumptions regarding the applicable asset or liability.

None of the Company’s assets or liabilities were measured at fair value as of December 31, 2022, or 2021. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of December 31, 2022, and 2021, the principal amounts of the Company’s notes approximate fair value.

Recently Adopted Accounting Pronouncements

In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, (“ASU 2021-08”) which requires an entity to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Topic 606, Revenue Recognition. This ASU is effective for annual and interim periods beginning after December 15, 2022. Early adoption is permitted. The Company early adopted ASU 2021-08 for the year ended December 31, 2021.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, (“ASU 2020-06”) which simplifies the accounting for convertible instruments by eliminating the beneficial conversion feature and cash conversion models. Certain convertible instruments will be accounted for as a single unit of account, unless the conversion feature requires bifurcation and recognition as a derivative. Additionally, this ASU simplifies the earnings per share calculation, by eliminating the treasury stock method and requiring entities to use the if-converted method. This guidance is effective for annual periods beginning after December 31, 2021, with early adoption permitted. The Company early adopted ASU 2020-06 for the year ended December 31, 2021.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)” (“ASU 2016-13”). The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the standard on the consolidated financial statements.

Note 2:	Related Parties

.

The Company granted 933,647 options for services to employees and non-employees during the year ended December 31, 2022, with various vesting terms. The options are for the issuance of one share of common stock with an exercise price of $0.36 per share.

Note 3:	Prepaid Expenses and Other Assets

Prepaid expenses for various prepaid insurance policies, including crime, property, machinery, and umbrella amounting to $35,715 and $36,495 as of December 31, 2022, and 2021, respectively.

Note 4:	Accounts Payable and Accrued Expenses

The Company’s accounts payable was $154,171 and $287,896 as of December 31, 2022, and 2021, respectively and consists of trade payables.

The Company’s accrued expenses was $32,006 and $49,381 as of December 31, 2022, and 2021, respectively and consists of accounting fees and production costs.

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Note 5:	Leases

The Company maintains an operating lease for its office space and operating facility. The lease has a remaining term of 23 months. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of December 31, 2022, the amount of right-of-use assets and lease liabilities were $19,917 and $42,398, respectively. As of December 31, 2021, the amount of right-of-use assets and lease liabilities were $136,580 and $169,349, respectively. Aggregate lease expense for the years ended December 31, 2022, and 2021 $125,624 and $125,624, respectively.

		Remaining
	Operating	Term in
	Lease	Years
2023	54,744
2024	-
2025	-
Total lease payments	54,744
Less imputed interest (based on 8% discount rate)	(12,346)
Present value of lease liability	42,398	0.17

Note 6:	Contingencies and Concentration of Risks

Contingencies

The Company is subject to various claims that arise in the normal course of business. In the opinion of management, the ultimate disposition of such claims will not have a material adverse effect on the financial position or results of operations of the Company.

Concentration of risks

None of the Company’s customers accounted for more than 10% of its revenues during the years ended December 31, 2022, and 2021.

Two of the Company’s customers accounted for more than 10% of its accounts receivable as of December 31, 2022, Customer A with 13% and Customer B with 11%. One of the Company’s customers accounted for more than 10% of its accounts receivable as of December 31, 2021, Customer A with 18%.

Note 7:	Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions including expected stock price volatility, expected terms of the awards, risk-free interest rate, and dividend rates, if applicable. Stock-based awards issued to nonemployees are recorded at fair value on the measurement date and are subject to periodic market adjustments at the end of each reporting period and as the underlying stock-based awards vest. The Company granted 933,647 options for services to employees and non-employees during the year ended December 31, 2022, with various vesting terms. The options are for the issuance of one share of common stock with an exercise price of $0.36 per share.

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A summary of all stock option activity as of and for the year ended December 31, 2022 is presented below:

		Weighted-Average
	# of Options	Exercise Price
Outstanding as of December 31, 2021	-	$-
Options granted	933,647	0.36
Options cancelled	-	-
Options forfeited	-	-
Outstanding as of December 31, 2022	933,647	$0.36

Exercisable as of December 31, 2022	394,412	$0.36

The aggregate intrinsic value of options outstanding as of December 31, 2022, was $0.

As of December 31, 2022, there were 278,000 unvested options with an aggregate grant date fair value of $0.36 per share. The unvested options will vest in accordance with the vesting schedule in each respective option agreement, which varies between immediate and five years from the grant date. The aggregate intrinsic value of unvested options as of December 31, 2022, was $0. During the year ended December 31, 2022, 482,647 options and warrants vested.

The estimated fair value of the options granted was based on a combination of recent sales price to third parties, and the Black-Scholes option-pricing model, using the assumptions below:

Average Volatility	268%
Average Risk-free interest rate	3.25%
Average Expected term (in years)	7.1
Average Expected dividend yield	-
Fair Value of options	$1.70

Note 8:	Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held in warehouses located in several states that maintain control over the alcohol beverage distribution process until it is sold in to the retail distribution channel within those states. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Inventories consisted of the following as of December 31:

	2022	2023
Raw materials	$63,383	$68,746
Finished goods	313,355	314,239
Total inventories	$376,738	$382,985

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Note 9:	Income Tax

Due to its history of losses, the Company is not subject to federal or state income taxes.

The Company is subject to United States federal income taxes at an approximate rate of 21%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021
Federal tax rate	21%	21%
Carryforward	$(3,686,440)	$(2,892,881)
Net loss	(2,443,328)	(793,559)
Stock-based compensation	1,092,073	-
Net operating losses current	$(5,037,695)	$(3,686,440)

The significant components of deferred income tax assets and liabilities at December 31, 2022 and 2021 are as follows:

	Year Ended	Year Ended
	December 31,	December 31,
	2022	2021

Deferred tax assets	$513,099	$166,647
Less: valuation allowance	(513,099)	(166,647)
Net Deferred tax assets	$-	$-

Note 10:	Stockholders’ Equity (Deficit) & Mezzanine

Preferred Shares

The Company has 3,529,500 shares of preferred stock authorized with 1,239,127 shares outstanding as of December 31, 2021, and 2,045,940 outstanding as of December 31, 2022. The preferred shares have a par value of $0.0001, no dividends, voting rights of one vote per share, are convertible into common stock at a price of $1.70 per share, and with liquidation preferences in the event off a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event.

During the year ended December 31, 2021, 1,239,127 shares were sold for total proceeds of $1,953,516 net of issuance costs of $153,000.

During the year ended December 31, 2022, 233,174 shares were sold to convertible note for total proceeds of $396,396 net of issuance costs of $19,820.

On June 1, 2022, the convertible note holders converted $953,484 of principal and $21,703 of accrued interest into preferred stock of the company at $1.70 per share with no gain or loss on the conversion as it occurred within the terms of the convertible note agreement. The conversion resulted in 573,639 shares of preferred stock being issued in 2022.

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Common Shares

The Company has 15,000,000 shares of common stock authorized with 9,999,605 shares outstanding as of December 31, 2022, and 2021. The common shares have a par value of $0.0001, no dividends, voting rights of one vote per share.

Note 11:	Convertible Notes Payable

On May 4, 2021, and several subsequent dates through March 3, 2022, the Company issued convertible notes to a group of investors pursuant to a Subscription Agreement. The convertible notes accrued at a 2% rate per annum. On June 1, 2022, the convertible notes were converted into 573,639 preferred shares of the Company. The notes were convertible into shares of preferred stock at a conversion rate of $1.70 per share. On June 1, 2022, the convertible note holders converted $953,484 of principal and $21,704 of accrued interest into preferred stock of the company at $1.70 per share with no gain or loss on the conversion as it occurred within the terms of the convertible note agreement. The conversion resulted in 573,639 shares of preferred stock being issued in 2022.

Note 12:	Loans Payable and Promissory Note Payable

Loans payable for the year ended December 31, 2021, are listed in the table below, no loans payable activity occurred in the year ended December 31, 2022:

Loans	Origination Date	Interest Rate	2021 Borrowings	2021 Repayments	2021 Forgiveness
Line of Credit – Center State Bank	9/4/2019	4.50%	-	447,000	-
Loan Payable – S.E.D.	Various	0.00%	-	337,314	-
Loan Payable – GM	Various	5.00%	-	7,006	-
PPP Loan – Center State Bank	4/12/2020	0.00%	-	-	76,500
PPP Loan – Center State Bank	4/13/2020	0.00%	-	-	46,000
Madden Shine, LLC	7/31/2020	0.00%	-	-	18,416
Line of Credit – Center State Bank	7/31/2018	4.50%	-	145,529	-
Total			$-	$936,849	$140,916

Interest expense of $48,105 was recorded in the year ended December 31, 2021. All balances were settled as of December 31, 2021, with no outstanding Loans Payable balance or related interest.

During the year ended December 31, 2020, the Company entered into a termination agreement and agreed to pay the sum of $50,000, pursuant to the agreement. During the year ended December 31, 2021, the Company issued a promissory note payable in the amount of $31,584 at the rate of 0.13% per annum, with a maturity date on or before January 1, 2025, for settlement of the $50,000 agreed upon in the termination agreement. During the year ended December 31, 2021, the Company recorded a gain of $18,416 on the settlement. The balance of the promissory note payable as of December 31, 2022, and 2021 is $31,584.

Note 13:	Property and Equipment

Property and equipment consisted of the following as of December 31:

	2022	2021
Furniture and equipment	$145,401	$-
Machinery and equipment	328,641	452,657
Leasehold improvements	113,474	101,380
Less accumulated depreciation	(376,723)	(268,285)
Total property and equipment, net	$210,793	$285,752

Purchases of property and equipment totaled $53,230 and $182,812 for the years ended December 31, 2022, and 2021, respectively. Depreciation expense totaled $108,439 and $75,912 for the years ended December 31, 2022, and 2021, respectively. A loss of $19,750 was recorded in the year ended December 31, 2022, for the disposal of equipment with a net book value of $19,750.

Note 14:	Subsequent Events

The existing lease was to expire on March 1, 2023, and was renewed on March 1, 2023, with a new term end date of February 28, 2026, with an option to extend the lease to February 28, 2029.

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 11, 2023, the date these consolidated financial statements were available to be issued. Except as disclosed above, management was not aware of any subsequent events requiring additional accrual or disclosure in the accompanying consolidated financial statements, with the exception of the following transaction:

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On December 8, 2023, the Company consummated the merger provided for in the Merger Agreement (the “Merger Agreement”), dated as of February 13, 2023, by and among MDwerks, Inc. (“MDwerks”), MD-TT Merger Sub, Inc., a wholly owned subsidiary of the MDwerks (“Merger Sub”) and the Company. The Merger Agreement was amended on February 16, 2023, September 11, 2023 and December 7, 2023. MDwerks, Merger Sub and The Company may be referred to herein collectively as the “Parties” and separately as a “Party.”

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Parties wish to effect a business combination through a merger of Merger Sub with and into the Company (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation (“Surviving Corporation”). As a result of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the closing date will be the certificate of incorporation of the Surviving Corporation, and the bylaws of the Company as in effect immediately prior to the closing date will be the bylaws of the Surviving Corporation.

In consideration of the Merger Agreement, on December 8, 2023, the effective time of the Merger, each of the holders of the Company stock, subject to certain exceptions set forth in the Merger Agreement, converted all of the shares of the Company stock into a total of 60,000,000 shares of MDwerks common stock, which was apportioned between the Company stockholders, pro rata, based on the number of shares of the Company stock held by each of the Company stockholders as of the closing of the Merger (the “Merger Consideration”).

At the effective time of the Merger, shares of the Company’s common stock generally were treated in the following manner:

●	(1) Any shares of the Company common stock held as treasury stock or held or owned by the Company or Merger Sub immediately prior to the effective time of the Merger will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and (2) each share of the Company common stock outstanding immediately prior to the effective time of the Merger, excluding shares to be canceled pursuant to (1) herein and excluding shares of the Company common stock who have exercised and perfected appraisal rights for such shares in accordance with the Delaware General Corporation Law, will be automatically converted solely into the right to receive a number of shares of Company common stock equal to those set forth in the Merger Consideration.

●	No fractional shares of Company common stock will be issued in connection with the Merger and any fractional share otherwise issuable to any the Company stockholder will be rounded up to the next whole share.

●	Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares will, as of the effective time of the Merger, evidence shares of common stock of the Surviving Corporation.

According to the terms of the Merger Agreement, MDwerks common stock issued at the closing of the Merger is subject to a lock-up, pursuant to which the Company stockholders receiving shares of MDwerks’s common stock will not transfer or dispose of the shares except according to the following schedule: (1) one-third of the shares will be released from the restriction on the nine-month anniversary of the effective date of the Merger; (2) one-third of the shares will be released from the restrictions on the 18-month anniversary of the effective date of the Merger; and (3) the remaining one-third of the shares will be released from the restrictions on the 36-month anniversary of the effective date of the Merger.

At the effective time of the Merger, the Company’ stock options (the “Company Options”) generally were treated in the following manner:

●	the Company option holders will exchange all of their Company Options for options to acquire shares of MDwerks common stock (the “MDwerks Options”).

●	The MDwerks Options will provide for substantially the same terms as the Company Options, other than (1) they will be fully vested at issuance, and will increase the number of shares of Company common stock underlying the MDwerks Options from the number of shares of the Company common stock underlying the Company Options, and (2) will retain the same exercise price per share of Company common stock underlying the MDwerks Options as the exercise price per share of the Company common stock underlying the Company Options, in each case as necessary to provide for the same spread value for each applicable option holder.

Consummation of the Merger was subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by the Company stockholders; (2) the absence of any law or order by a governmental authority of the United States or certain non-United States jurisdictions that has the effect of rendering illegal or prohibiting consummation of the Merger, or causing the Merger to be rescinded following the completion thereof. In addition, consummation of the Merger by MDwerks and Merger Sub are subject to the satisfaction or waiver of customary closing conditions, including that (i) MDwerks will have completed its due diligence review of the Company to its satisfaction in its sole discretion; and (ii) the Company will have provided to MDwerks audited financial statements for the Company and related auditor reports thereon, as provided in the Merger Agreement.

The Parties intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

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